Exhibit 99.1

Capricor Therapeutics Announces $10 Million Private Placement

of Common Stock

Investors include: Cedars-Sinai Medical Center, CureDuchenne Ventures LLC, Select Board Members and Capricor Management

LOS ANGELES, January 12, 2015 – Capricor Therapeutics, Inc. (OTCBB: CAPR), a biotechnology company focused on developing novel therapeutics for the treatment of cardiovascular diseases, today announced that it has signed definitive agreements for the sale of approximately $10.0 million of the Company’s common stock to select investors at a price of $3.52 per share. The placement agents for the financing were H.C. Wainwright & Co., LLC and SC&H Capital.

The common stock financing includes participation from Cedars-Sinai Medical Center, CureDuchenne Ventures LLC and several directors and officers of the Company. The net proceeds from the financing will be used primarily for working capital (including planned clinical trials) and general corporate purposes.

Dr. Linda Marbán, Chief Executive Officer of the Company, commented, “This latest round of financing provides the growth capital necessary to continue building our clinical programs, which include CDCs (ALLSTAR and DYNAMIC) and Cenderitide (natriuretic peptide). This capital raise will also fuel a clinical development program in our recently announced program to treat Duchenne Muscular Dystrophy (DMD) associated cardiomyopathy with CDCs, which we hope to be in the clinic in 2015. Furthermore, the support of Cedars-Sinai Medical Center and CureDuchenne Ventures LLC as well as our Board members is a testimony to the promise of Capricor and the progress we have made to date. In the coming year, the Capricor team will remain focused on executing on our clinical strategy, strengthening our operational team, and working to develop additional strategic relationships with key partners.”

Additionally, Dr. Linda Marbán will present a Company update at the 7th Annual Biotech Showcase 2015 on Monday, January 12, 2015 at 10:30 a.m. PST in Mission II, 4th Floor at the Parc 55 Wyndham San Francisco – Union Square.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, shares of common stock or other securities.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (CAPR), a publicly traded biotechnology company, is focused on the development of novel therapeutics to prevent and treat heart disease. The Company has two leading product candidates: CAP-1002 and Cenderitide. The Company was formed through the November 2013 merger between Capricor, Inc., a privately held company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients, and Nile Therapeutics, Inc., a clinical-stage biopharmaceutical company developing innovative products for the treatment of cardiovascular diseases. For additional information visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor’s product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; future royalty streams, and any other statements about Capricor’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact our business are set forth in our Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014, in our Amendment No. 1 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on May 23, 2014, and in our Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on November 14, 2014. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

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For more information, please contact:

Capricor Therapeutics, Inc.
AJ Bergmann, Vice President of Finance

+1-310-358-3200
abergmann@capricor.com

ProActive Capital Group

Kirin Smith, COO

+1-646-863-6519

ksmith@ProActiveCapital.com

www.ProActiveCapital.com